EXHIBIT 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made by and between Sadot Group Inc. (“SDOT”) a Nevada corporation (the “Company”) with an address located at 300 E. Renfro Street, Suite 300, Burleson, Texas 76028, and Michael D. Murray (“Employee”), as of September 15, 2026 (the “Effective Date”).

WHEREAS, the Company has offered employment to Employee and the parties wish to enter into this Agreement to document the terms and conditions of their relationship;

WHEREAS, the Compensation Committee of the Board of Directors of the Company, composed solely of independent directors, approved Employee’s appointment as an executive officer, this Agreement and the compensation provided for herein on September 15, 2026, in accordance with Nasdaq Listing Rule 5605(d)(3), and Employee was not present during the deliberations or voting concerning Employee’s own compensation;

NOW THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1 – EMPLOYMENT TERMS

1.1 Employment. The Employee’s commencement of employment is contingent upon satisfactory completion of a background check to be conducted by the Company and the accuracy in all material respects of the representations set forth in Section 1.6 (the “Start Date”). If the foregoing conditions are not satisfied to the reasonable satisfaction of the Company on or before September 15, 2026, this Agreement shall terminate automatically and be of no further force or effect, and neither party shall have any liability to the other hereunder. Commencing on the Start Date, the Company shall employ Employee, and Employee shall serve the Company as Chief Executive Officer and Chief Financial Officer, upon the terms and conditions set forth in this Agreement. Employee shall be designated the Company’s “principal executive officer,” “principal financial officer” and “principal accounting officer” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Employee acknowledges that Employee’s service as Chief Financial Officer is transitional, and that the Board of Directors may at any time appoint a separate Chief Financial Officer, principal financial officer or principal accounting officer. Any such appointment, and any resulting change in Employee’s titles, duties, reporting relationships or Exchange Act designations, shall not constitute Good Reason, a breach of this Agreement or a termination of Employee’s employment. Employee shall not serve as a director of the Company by virtue of this Agreement, and nothing in this Agreement shall constitute or require Employee’s appointment or election to the Board of Directors. Employee shall have such authority and responsibilities consistent with Employee’s positions. Employee’s principal place of employment shall be the Company’s principal executive offices in Burleson, Texas. Employee shall devote Employee’s business time, attention, skill and efforts to the performance of Employee’s duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with Company policy. Employee shall not, without the prior written approval of the Board of Directors, serve as a director, officer, employee or consultant of any other business enterprise or accept any compensation from any person other than the Company in connection with Employee’s service to the Company. Employee’s employment is at will, and this Agreement may be terminated as provided in Section 1.3, subject only to the severance provisions of Section 1.4.2.

1.2 Compensation and Benefits.

1.2.1 Salary. The Company shall pay Employee base salary at the rate of $200,000 per year (the “Base Salary”), subject to any withholdings and deductions required by applicable law.

1.2.2 Benefits. Employee shall be entitled to participate in the employee benefit plans of the Company, as presently in effect or as they may be modified or added to from time to time, in each case subject to the terms, conditions and eligibility requirements of such plans and to the Company’s right to amend, modify or terminate any such plan at any time. Employee shall also be provided with vacation in accordance with Section 3.13 and sick leave in accordance with Company policy. In addition, Employee will be eligible to participate in the Company’s health, disability and 401(k) plans, if and to the extent maintained by the Company, on terms no less favorable than those made available to the Company’s other executive officers. Nothing in this Section 1.2.2 shall obligate the Company to adopt or maintain any particular plan or level of coverage.

1.2.3 Expense Reimbursement. The Company shall reimburse Employee for all reasonable ordinary and necessary travel and other expenses related to Employee’s duties that are incurred and accounted for in accordance with the policies of the Company. Employee shall submit requests for reimbursement no later than ninety (90) days after the expense is incurred, and the Company shall make reimbursement no later than the last day of the calendar year following the calendar year in which the expense was incurred. The amount of expenses eligible for reimbursement in any one calendar year shall not affect the amount eligible for reimbursement in any other calendar year, and no right to reimbursement shall be subject to liquidation or exchange for any other benefit.

1.2.4 Equity. As soon as practicable following the Start Date, and subject to approval by the Compensation Committee of the Board of Directors, the Company shall grant Employee an award of restricted shares of the Company’s common stock, $0.0001 par value per share, having an aggregate grant date fair value of $100,000 (the “Restricted Shares”). The Restricted Shares shall be granted under, and shall be subject in all respects to the terms and conditions of, the Company’s 2026 Stock Incentive Plan (the “Plan”), which was approved by the Company’s stockholders on September 10, 2026, and a restricted stock award agreement in the form approved by the Compensation Committee (the “Award Agreement”). The number of Restricted Shares shall equal $100,000 divided by the closing price of the Company’s common stock as reported by The Nasdaq Stock Market on the Start Date (or, if the Start Date is not a trading day, on the last trading day immediately preceding the Start Date), rounded down to the nearest whole share. The Restricted Shares shall vest in four (4) equal quarterly installments, commencing October 1, 2026, subject in each case to Employee’s continued employment with the Company through the applicable vesting date. Any Restricted Shares that have not vested as of the date Employee’s employment terminates shall be forfeited automatically and without consideration. In the event of any conflict between this Agreement and the Plan or the Award Agreement, the Plan and the Award Agreement shall control. Employee acknowledges that, until the shares reserved under the Plan are registered on a Registration Statement on Form S-8, the Restricted Shares will constitute “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), will bear a restrictive legend, and may be resold only pursuant to an effective registration statement or an available exemption from registration.

1.2.5 Performance Bonus. Employee shall be eligible for an annual performance bonus based on performance objectives to be mutually agreed upon by the Board of Directors and Employee as soon as practicable after the Effective Date.

1.2.6 Key Person Insurance. Employee agrees to cooperate with the Company in obtaining key person life and disability insurance policies on Employee’s life where the Company is the beneficiary. Such cooperation includes, but is not limited to, submitting to medical examinations, providing requested health information, and executing necessary documents, all at the Company’s expense.

1.2.7 Securities Law Compliance; Company Policies. Employee acknowledges that the Company is a reporting company whose common stock is listed on The Nasdaq Stock Market, and agrees to comply with, and to execute any acknowledgment reasonably requested by the Company with respect to, the Company’s insider trading policy (including all trading windows, pre-clearance requirements and restrictions on hedging and pledging Company securities), code of business conduct and ethics, clawback policy adopted pursuant to Rule 10D-1 under the Exchange Act and Nasdaq Listing Rule 5608, related person transaction policy, Regulation FD policy and disclosure controls and procedures, each as in effect and as amended from time to time. Employee shall timely prepare and file all reports required of Employee under Section 16(a) of the Exchange Act, including an initial statement of beneficial ownership on Form 3 within ten (10) days after becoming an officer, and acknowledges that the Company’s assistance with such filings does not relieve Employee of Employee’s personal responsibility for them and that Employee remains subject to Section 16(b). Employee shall not communicate material nonpublic information regarding the Company to any person except in accordance with Regulation FD and the Company’s policies. Employee acknowledges that Section 402 of the Sarbanes-Oxley Act of 2002 prohibits the Company from extending or arranging any personal loan to Employee, and no such loan shall be made.

1.2.8 Certifications; Disclosure Controls and Internal Control Over Financial Reporting. Employee shall execute the certifications required of the Company’s principal executive officer and principal financial officer under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and Rules 13a-14 and 15d-14 under the Exchange Act with respect to each periodic report filed by the Company during Employee’s employment, in each case after conducting the evaluation required thereby. Employee shall establish, maintain and evaluate the Company’s disclosure controls and procedures and internal control over financial reporting in accordance with Rules 13a-15 and 15d-15 under the Exchange Act, shall promptly disclose to the Company’s independent registered public accounting firm and the Audit Committee all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and any fraud, whether or not material, that involves management or other employees who have a significant role in such internal control, and shall not, directly or indirectly, take any action to coerce, manipulate, mislead or fraudulently influence any accountant engaged in an audit or review of the Company’s financial statements, in violation of Rule 13b2-2 under the Exchange Act. Employee acknowledges that, for so long as Employee holds both the office of Chief Executive Officer and the office of Chief Financial Officer, Employee shall cooperate with the Audit Committee in designing and implementing compensating controls appropriate to that concentration of responsibility.

1.3 Termination of Employment.

1.3.1 Automatic Termination. This Agreement and Employee’s employment with the Company shall terminate automatically upon the death or Permanent Disability (as hereinafter defined) of Employee. As used in this Section 1.3.1, the term “Permanent Disability” shall mean that the Board of Directors has made a good faith and reasonable determination that Employee has become physically or mentally incapacitated or disabled such that he is unable to perform for the Company substantially the same services material to his employment as he performed prior to such incapacity or disability, with or without reasonable accommodation, and such incapacity or disability exists for an aggregate of ninety (90) days during any twelve (12) calendar month period. In connection with making such determination, the Company, at its sole option and expense, shall be entitled to select and retain a physician to confirm the existence of such incapacity or disability and the determination by such physician shall be binding on the Parties with respect to the existence, or lack thereof, of an incapacity or disability for purposes of this Agreement. Nothing in this Section 1.3.1 shall limit the Company’s obligations, or Employee’s rights, under the Americans with Disabilities Act, the Family and Medical Leave Act or any other applicable law, and the Company shall engage in the interactive process and provide reasonable accommodation to the extent required thereby.

1.3.2 Termination by the Company for Cause. This Agreement and Employee’s employment with the Company may be terminated by the Company at any time for Cause (as hereinafter defined). As used in this Section 1.3.2 the term “Cause” shall mean that Employee:

(i) has been convicted of a felony or has entered a plea of guilty or nolo contendere to a felony;

(ii) has breached the provisions of Article 2 hereof;

(iii) has reported to work under the influence of alcohol or any illegal drug, or otherwise in violation of the Company’s substance abuse policy, in a manner that impairs Employee’s ability to perform Employee’s duties;

(iv) has engaged in misconduct that causes material injury to the Company;

(v) has committed any act of fraud, embezzlement, misappropriation, dishonesty or breach of trust involving the Company or any of its subsidiaries, or has committed any other act involving moral turpitude;

(vi) has continually or deliberately neglected the performance of his material duties or has failed to follow directives of the Company or the Board of Directors in any material respect;

(vii) has breached any material provision of this Agreement;

(viii) has violated any Company policy or code of conduct;

(ix) has failed to obtain or maintain any license, permit, or certification required for Employee’s position;

(x) has breached any fiduciary duty owed to the Company;

(xi) has engaged in any activity that competes with the Company’s business during the term of employment; or

(xii) has made any unauthorized public statements that materially damage the Company’s reputation or business interests.

(xiii) has failed or refused to execute any certification required of the Company’s principal executive officer or principal financial officer under Sections 302 or 906 of the Sarbanes-Oxley Act of 2002, or has executed any such certification that Employee knew or, in the exercise of reasonable diligence, should have known was false or misleading in any material respect;

(xiv) is or becomes subject to any order, judgment or decree of the type described in Item 401(f) of Regulation S-K, to any disqualifying event described in Rule 506(d)(1) under the Securities Act, or to any bar, suspension, censure or other disqualification imposed by the Securities and Exchange Commission, The Nasdaq Stock Market or any other self-regulatory organization; or

(xv) has failed or refused to cooperate with any internal investigation authorized by the Board of Directors or the Audit Committee, or with any investigation, inquiry, examination or audit by the Securities and Exchange Commission, The Nasdaq Stock Market, the Company’s independent registered public accounting firm or any other governmental or regulatory authority.

In the case of termination for Cause under clause (vi), (vii) or (viii) of this Section 1.3.2, Employee shall be given written notice of the Company’s intent to terminate his employment for Cause and the opportunity within thirty (30) days after the receipt of such notice to remedy or correct the acts or failures to act described in such notice, to the extent such acts or failures to act are reasonably susceptible of cure; however, the Company shall not be required to give such opportunity to cure the same conduct more than once during any twelve (12) month period. No notice or opportunity to cure shall be required with respect to any other clause of this Section 1.3.2. A determination that Cause exists shall be made by the Board of Directors, excluding Employee if Employee is then serving as a director. Pending any such determination, the Company may suspend Employee from any or all of Employee’s duties, titles, designations and access to Company systems, premises and records, with continued payment of Base Salary, and no such suspension shall constitute Good Reason or a termination of Employee’s employment.

1.3.3 Termination by Mutual Agreement. This Agreement may be terminated at any time by the mutual written agreement of the Company and Employee.

1.3.4 Termination by Either Party. This Agreement and Employee’s employment may be terminated by the Company at any time, with or without Cause, and by Employee at any time, with or without Good Reason, in each case upon thirty (30) days’ prior written notice to the other Party; provided that the Company may terminate Employee’s employment for Cause effective immediately upon written notice as provided in Section 1.3.2. During any notice period the Company may, in its sole discretion, relieve Employee of any or all duties and titles, or pay Base Salary in lieu of all or any portion of the notice period, and no such action shall constitute Good Reason. Any termination under this Section 1.3.4 is subject to the severance provisions set forth in Section 1.4.2. Upon termination, Employee shall receive any accrued but unpaid salary and benefits through the date of termination; provided, however, that if Employee’s employment is terminated by the Company for Cause (as defined in Section 1.3.2), Employee shall forfeit all unvested Restricted Shares as of the date of termination. For the avoidance of doubt, and as provided in Section 1.2.4, the Restricted Shares vest only if Employee remains employed through the applicable vesting date, and any Restricted Shares that are unvested on the date of any termination of employment shall be forfeited.

1.3.5 Termination for Good Reason. Employee may resign and terminate this Agreement for Good Reason (as defined below); provided, however, that Employee must deliver written notice to the Company specifying in reasonable detail the condition alleged to constitute Good Reason within thirty (30) days after Employee first becomes aware of the existence of such condition, and that upon notice of Employee’s decision to terminate for Good Reason, the Company shall have thirty (30) days in which to cure such Good Reason. If the Company fails to cure such Good Reason within thirty (30) days, Employee may resign and terminate this Agreement for Good Reason by written notice of termination delivered within thirty (30) days after the end of such cure period, failing which Employee shall be deemed to have waived the condition described in Employee’s notice. For purposes of this Agreement, “Good Reason” shall mean any material breach by the Company of any provision of this Agreement that is not cured in accordance with this Section 1.3.5. For the avoidance of doubt, none of the following shall constitute Good Reason: (a) the appointment of a separate Chief Financial Officer, principal financial officer or principal accounting officer and any resulting change in Employee’s titles, duties, reporting relationships or Exchange Act designations, as contemplated by Section 1.1; (b) any suspension permitted by Section 1.3.2; (c) any recovery of compensation under Section 1.4.3; or (d) any action taken by the Company in good faith to comply with applicable law, the rules of The Nasdaq Stock Market or any Company policy required thereby.

1.4 Payments Upon Termination.

1.4.1 Generally. Except as set forth in Section 1.4.2 below, if Employee’s employment terminates for any reason, whether voluntary or otherwise, all of Employee’s Base Salary, bonuses, and other compensation shall cease as of the date of such termination and the obligations of the Company under this Agreement to make any further payments to Employee, except for payments of any accrued Base Salary and benefits due to Employee as of the effective date of the termination of Employee’s employment, shall cease and terminate.

1.4.2 Severance. If Employee’s termination is by the Company without Cause or by Employee for Good Reason and, in each case; (a) Employee executes a general release (the “Release”) in favor of the Company, its parent, subsidiaries and their affiliates in form and substance satisfactory to the Company within the period specified by the Company, which period shall not exceed fifty-five (55) days following the date of termination, and such Release becomes effective and is not revoked; and (b) Employee complies with the terms of this Agreement and the Release, Employee shall receive severance pay equal to 12 months of Base Salary at the rate in effect on the date of termination of employment, subject to applicable tax and other withholdings. Severance pay will be paid in equal installments over a period of 12 months following the date of termination of employment in accordance with the Company’s regular payroll calendar, provided that the first payment will be made on the 30th day following the date of termination of employment and will include any installments that would otherwise have been paid since the date of termination of employment. Notwithstanding the foregoing, if the period during which Employee may consider, execute and revoke the Release spans two calendar years, the first payment shall be made in the later of the two calendar years. Each installment of severance pay shall be treated as a separate payment for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and the parties intend that severance pay qualify, to the maximum extent possible, for the short-term deferral exception under Treasury Regulation Section 1.409A-1(b)(4) and the separation pay exception under Treasury Regulation Section 1.409A-1(b)(9)(iii). The Release shall not waive, and nothing in this Section 1.4.2 shall limit, any right protected by Section 2.1.5. If Employee materially breaches Article 2 or the Release and fails to cure such breach, to the extent curable, within ten (10) days after written notice from the Company, the Company’s obligation to pay any unpaid severance shall cease.

1.4.3 Clawback. All compensation payable or paid under this Agreement, including Base Salary, any bonus under Section 1.2.5 and the Restricted Shares, is and shall be subject to (a) the Company’s compensation recovery policy adopted pursuant to Rule 10D-1 under the Exchange Act and Nasdaq Listing Rule 5608, as in effect and as amended from time to time, (b) Section 304 of the Sarbanes-Oxley Act of 2002, and (c) any other clawback, recoupment or forfeiture policy adopted by the Company or required by applicable law or the rules of any national securities exchange on which the Company’s securities are then listed. Employee acknowledges that recovery of erroneously awarded incentive-based compensation under the policy described in clause (a) is mandatory and applies without regard to Employee’s fault or responsibility for the accounting restatement giving rise to such recovery. In addition to, and without limiting, the foregoing: in the event that the Company is required to prepare an accounting restatement due to Employee’s intentional misconduct or gross negligence, or if Employee is terminated for Cause in accordance with Section 1.3.2, the Company may, in its sole discretion, seek to recover from Employee any bonus payments, equity compensation, or other incentive compensation paid to Employee during the 12-month period preceding the events giving rise to such restatement or termination for Cause. Employee shall promptly execute and deliver any documents, and take any other action, reasonably requested by the Company to effect recovery under this Section 1.4.3. No indemnification, advancement of expenses or insurance provided or procured by the Company shall apply to any amount recovered under this Section 1.4.3 or under Section 304 of the Sarbanes-Oxley Act of 2002, and Employee waives any right to be so indemnified, advanced or insured. Any recovery under this Section 1.4.3 shall not constitute Good Reason or a breach of this Agreement by the Company.

1.5 Section 409A. The parties intend that all payments and benefits under this Agreement be exempt from, or comply with, Section 409A, and this Agreement shall be interpreted accordingly. References in this Agreement to a termination of employment shall mean a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h). Employee acknowledges that, because the Company’s common stock is publicly traded, Employee is expected to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i). Accordingly, if and to the extent any payment under this Agreement constitutes nonqualified deferred compensation subject to Section 409A that is payable on account of Employee’s separation from service, such payment shall not be made before the date that is six (6) months after the date of separation from service (or, if earlier, the date of Employee’s death), and any payments so delayed shall be paid in a lump sum on the first business day following the end of such period. In no event may Employee, directly or indirectly, designate the calendar year of any payment. The Company makes no representation that any payment under this Agreement complies with or is exempt from Section 409A, and shall have no liability to Employee for any tax, interest or penalty imposed under Section 409A.

1.6 Representations of Employee; Disclosure Cooperation. Employee represents and warrants to the Company that: (a) Employee is not subject to, and Employee’s execution and performance of this Agreement will not breach, any employment, confidentiality, non-competition, non-solicitation or other agreement with any former employer or other person, and Employee will not use or disclose to the Company any confidential information or trade secret of any former employer or other person; (b) no event described in Item 401(f) of Regulation S-K has occurred with respect to Employee during the past ten years; (c) Employee is not subject to any disqualifying event described in Rule 506(d)(1) under the Securities Act, and is not subject to any bar, suspension, censure or other disqualification imposed by the Securities and Exchange Commission, The Nasdaq Stock Market or any other self-regulatory organization; (d) there is no undisclosed transaction or relationship that would require disclosure under Item 404(a) of Regulation S-K; and (e) no person other than the Company is compensating Employee in connection with Employee’s service to the Company. Employee shall promptly notify the Board of Directors in writing if any of the foregoing representations ceases to be true at any time during Employee’s employment. Employee shall complete the Company’s director and officer questionnaire and background check authorization and shall cooperate fully and promptly with the Company in the preparation and filing of any Current Report on Form 8-K, proxy statement, registration statement or periodic report that describes Employee’s appointment, compensation or relationships, including providing biographical and related person transaction information and reviewing the relevant disclosure for accuracy. Employee acknowledges that the Company must file a Current Report on Form 8-K under Item 5.02 within four business days of the Board’s appointment decision.

1.7 Indemnification; D&O Insurance. Employee shall be entitled to indemnification and advancement of expenses to the fullest extent permitted by the Company’s articles of incorporation and bylaws, each as in effect from time to time, and by Chapter 78 of the Nevada Revised Statutes, and shall be covered by the Company’s directors’ and officers’ liability insurance on the same basis as the Company’s other executive officers, both during employment and thereafter for so long as the Company maintains coverage for former officers with respect to acts or omissions occurring during Employee’s employment. The foregoing is subject in all respects to Section 1.4.3 and to applicable law, and shall not extend to any amount recovered under Section 1.4.3, under Section 304 of the Sarbanes-Oxley Act of 2002 or under Section 16(b) of the Exchange Act.

ARTICLE 2 – COVENANTS OF EMPLOYEE

2.1 Confidential Information.

2.1.1 Nondisclosure. Employee agrees to hold in strictest confidence, and not to use, except for the benefit of the Company, any of the Company’s Trade Secrets or Confidential Information or to disclose to any person, firm or entity any of the Company’s Trade Secrets or Confidential Information except (i) as authorized in writing by the Board of Directors (the “Board”), (ii) as authorized by the Company’s management with the approval of the Board, pursuant to a written non-disclosure agreement, or (iii) as required by law, and in each case subject to Section 2.1.5. With respect to Trade Secrets, this covenant shall continue for so long as the information retains its Trade Secret status under applicable law. With respect to Confidential Information, this covenant shall continue during the Employee’s employment and for two years thereafter.

2.1.2 Trade Secrets Defined. For purposes of this Agreement, “Trade Secrets” shall mean any of the Company’s information, without regard to form, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers, which is not commonly known by or available to the public and which information (A) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

2.1.3 Confidential Information Defined. For purposes of this Agreement, “Confidential Information” shall mean any data and information (A) relating to the business of the Company, other than Trade Secrets addressed above; (B) disclosed to Employee or of which Employee became aware of as a consequence of Employee’s relationship with the Company; (C) [NOT USED]; (D) not generally known to competitors of the Company; and (E) which includes methods of operation, names of customers, price lists, financial information and projections, personnel data, and similar information; provided, however, that Confidential Information shall not mean data or information which has been voluntarily disclosed to the public by the Company, except where such public disclosure has been made by Employee without authorization from the Company, which has been independently developed and disclosed by others, or which has otherwise entered the public domain through lawful means.

2.1.4 Defend Trade Secrets Act Notice. The U.S. Defend Trade Secrets Act (“DTSA”) states:

“An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”

Accordingly, Employee shall have the right to disclose in confidence trade secrets to U.S., State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Employee shall also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with the DTSA or create liability for disclosures of trade secrets that are expressly allowed by the DTSA.

2.1.5 Protected Activity Not Prohibited. Nothing in this Agreement, in any Release contemplated by Section 1.4.2, or in any other agreement or Company policy applicable to Employee shall prohibit or restrict Employee from: (i) initiating communications directly with, responding to an inquiry from, volunteering information to, or providing testimony before the Securities and Exchange Commission, the Financial Industry Regulatory Authority, the U.S. Department of Justice, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, any other self-regulatory organization, or any other federal, state or local governmental or regulatory authority (each, a “Government Agency”), regarding a possible violation of law; (ii) filing a charge or complaint with, or participating in any investigation or proceeding conducted by, any Government Agency; or (iii) making any other disclosure protected under the whistleblower provisions of federal or state law, including Section 21F of the Exchange Act and Rule 21F-17 thereunder, Section 806 of the Sarbanes-Oxley Act of 2002, and the Dodd-Frank Wall Street Reform and Consumer Protection Act. Employee is not required to notify the Company of, or to obtain the Company’s prior authorization for, any such communication or disclosure, and Employee does not waive, and the Company shall not seek to limit or condition, any right Employee may have to receive a monetary award from any Government Agency in connection with protected whistleblower activity. Nothing in Section 2.6 or Section 2.7 shall be construed to impede any activity protected by this Section 2.1.5, and the Company shall not retaliate against Employee for engaging in any such activity.

2.2 Non-solicitation of Customers. During the Restricted Period, Employee shall not, directly or indirectly, solicit any customer of the Company or any Potential Customer of the Company, as such solicitation relates to Competing Products or Services, with whom Employee had material contact during the last year of Employee’s employment with the Company. For purposes of this Agreement, the “Restricted Period” shall mean the period beginning on the Effective Date and ending on the first anniversary of Employee’s last date of employment with the Company. “Competing Products or Services” shall mean the products or services being created, developed, marketed, or provided by the Company. For purposes of this Section 2.2, “material contact” means Employee had direct communication, correspondence, or business dealings with such customer or potential customer, or was involved in negotiations, discussions, or decision-making processes relating to such customer or potential customer.

2.3 Non-hiring of Employees. During the Restricted Period, Employee shall not knowingly hire or engage, or assist any company or business organization by which Employee is employed to hire or engage, any person who is or was employed by the Company at the time of Employee’s termination or during the one-year period preceding such termination; provided that this Section 2.3 shall not apply to any hiring or engagement resulting solely from a general advertisement or other solicitation not specifically directed at employees of the Company.

2.4 Non-Competition. During the Restricted Period, Employee shall not, directly or by assisting others, provide Competing Products or Services of the type conducted, authorized, offered or provided by the Company during the last year of Employee’s employment with the Company, in any capacity identical with or corresponding to the capacity or capacities in which the Employee was engaged by the Company, anywhere within (1) the territory where the Employee was working during the last year of Employee’s employment with the Company, (2) the territory in which the Company conducted business during the last year of Employee’s employment with the Company, and (3) any state or jurisdiction where the Company has customers, operations, or conducts business and as to which Employee had material responsibilities, or access to Confidential Information or Trade Secrets, during the last year of Employee’s employment with the Company. Employee acknowledges that the covenants contained in this Article 2 are ancillary to and part of an otherwise enforceable agreement, including the Company’s undertakings in Section 2.1 to provide Employee with access to Confidential Information and Trade Secrets, and that the limitations as to time, geographic area and scope of activity are reasonable and impose no greater restraint than is necessary to protect the Company’s goodwill and other legitimate business interests, in accordance with Section 15.50 of the Texas Business and Commerce Code. If a court of competent jurisdiction determines that any covenant contained in this Article 2 is unenforceable as written, the court shall reform such covenant to the extent necessary to make it enforceable and shall enforce it as reformed, as contemplated by Section 15.51(c) of the Texas Business and Commerce Code.

2.5 Intellectual Property Assignment. Employee agrees that all discoveries, inventions, improvements, innovations, computer programs, writings, works of authorship, designs, know-how, ideas, trademarks, copyrights, moral rights, and other intellectual property (whether or not patentable and whether or not reduced to practice) that relate to the Company’s business, products, services, or research and development, and that are conceived, developed, contributed to, or reduced to practice by Employee (either solely or jointly with others) while employed by the Company (collectively, “Work Product”), shall be the sole and exclusive property of the Company. All Work Product that constitutes copyrightable subject matter and is eligible to be so treated shall be considered a “work made for hire” as defined in 17 U.S.C. § 101. Employee hereby assigns to the Company all right, title, and interest Employee may have or may acquire in and to any and all Work Product. Employee hereby waives, to the fullest extent permitted by applicable law, all moral rights in the Work Product. Employee agrees to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Work Product in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, and the execution of all applications, specifications, oaths, assignments, and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to such Work Product. If the Company is unable, after reasonable effort, to secure Employee’s signature on any such instrument, Employee hereby irrevocably appoints the Company and its duly authorized officers as Employee’s agent and attorney-in-fact, coupled with an interest, to execute and file any such instrument on Employee’s behalf. This Section 2.5 does not apply to any invention that Employee developed entirely on Employee’s own time without using the Company’s equipment, supplies, facilities, Trade Secrets or Confidential Information, except for any invention that relates to the Company’s business or actual or demonstrably anticipated research or development or that results from any work performed by Employee for the Company. Employee represents that Employee’s performance of all the terms of this Agreement will not breach any agreement with any former employer or other party and that Employee has not entered into, and agrees not to enter into, any agreement either written or oral in conflict herewith.

2.6 Return of Company Property. The Employee acknowledges that all documents, records, data, apparatus, equipment, and other physical property furnished to or acquired by Employee in the course of Employee’s employment belong to the Company. Upon termination of Employee’s employment, or upon the Company’s request, Employee shall immediately deliver to the Company, and shall not keep in Employee’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company documents, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, and reproductions of any aforementioned items developed by Employee pursuant to Employee’s employment with the Company or otherwise belonging to the Company, together with all keys, access cards, identification cards, and passwords relating to the foregoing.

2.7 Cooperation with Legal Proceedings. Subject to Section 2.1.5, the Employee agrees that during and after Employee’s employment, Employee shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while Employee was employed by the Company. Employee’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During periods following Employee’s termination, the Company agrees to reimburse Employee for reasonable expenses incurred in connection with such cooperation and to make reasonable efforts to accommodate Employee’s other personal and professional commitments. Nothing in this Section 2.7 shall require Employee to make any untrue statement or to refrain from providing truthful testimony or information.

ARTICLE 3 – GENERAL PROVISIONS

3.1 Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes and withholdings as shall be required pursuant to any applicable law, rule or regulation.

3.2 Notice. For purposes of this Agreement, all communications including, without limitation, notices, consents, requests or approvals, provided for in this Agreement (i) shall be in writing signed by or on behalf of the party making the same; (ii) shall be deemed given or delivered (1) if delivered personally, when received, (2) if sent from within the United States by registered or certified mail, postage prepaid, return receipt requested, on the fifth (5th) Business Day after mailing, or (3) if sent by messenger or reputable overnight courier service, when received; and (iii) shall be addressed to the Company (to the attention of the Chairman of the Board of Directors, with a copy, which shall not constitute notice, to the Company’s outside securities counsel), at its principal office or to Employee at Employee’s principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

3.3 Validity. It is not the intent of any party hereto to violate any public policy of any jurisdiction in which this Agreement may be enforced. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it valid, enforceable and legal.

3.4 Entire Agreement. This Agreement supersedes any other agreements, oral or written, between the parties with respect to the subject matter hereof, and contains all of the agreements and understandings between the parties with respect to the employment of Employee by the Company; provided that this Agreement does not supersede, and shall be read together with, the Plan and the Award Agreement, the Company policies referred to in Section 1.2.7, the Company’s articles of incorporation and bylaws, and any separate indemnification agreement between the Company and Employee. Any waiver or modification of any term of this Agreement shall be effective only if it is set forth in a writing signed by both parties hereto.

3.5 Successors.

3.5.1 Company Successors. This Agreement shall inure to the benefit of the Company and any Successor of or to the Company, but shall not otherwise be assignable or delegable by the Company. “Successor” shall mean any successor in interest, including, without limitation, any entity, individual or group of persons acquiring directly or indirectly all or substantially all of the business or assets of the Company, as the case may be, whether by sale, merger, consolidation, reorganization or otherwise.

3.5.2 Employee Successors. This Agreement shall inure to the benefit of and be enforceable by Employee’s personal or legal representatives, executors, administrators, heirs, distributees and legatees.

3.5.3 No Other Assignment. This Agreement is personal in nature and neither of the parties shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in this Section 3.5.

3.6 Captions. The captions in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

3.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement. If any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, that signature shall constitute effective execution and delivery of this Agreement or other related document and shall be deemed to be an original signature for all purposes.

3.8 Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

3.9 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

3.10 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

3.11 Governing Law and Forum Selection. The laws of the State of Texas, USA shall govern this Agreement, without regard to any conflict of laws principles that would require the application of the laws of another jurisdiction. If Texas’s conflict of law rules would apply another state’s laws, the parties agree that Texas law shall still govern; provided that the internal affairs of the Company, including the rights, powers, duties and liabilities of Employee as an officer of the Company, shall be governed by Chapter 78 of the Nevada Revised Statutes. The parties agree that any claim arising out of or relating to this Agreement shall be brought exclusively in a state or federal court of competent jurisdiction located in Tarrant County, Texas or in the United States District Court for the Northern District of Texas, and each party irrevocably submits to the personal jurisdiction of such courts and waives any objection based on improper venue or forum non conveniens. EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT.

3.12 Survival. The provisions of this Agreement that by their nature should survive termination of this Agreement shall survive any such termination, including without limitation: (a) all obligations in Article 2 (Covenants of Employee); (b) the clawback provision in Section 1.4.3; (c) the return of Company property obligations in Section 2.6; (d) intellectual property assignments in Section 2.5; (e) cooperation with legal proceedings in Section 2.7; (f) the general provisions in Article 3; and (g) any accrued but unpaid obligations of either party; (h) Section 1.5 (Section 409A); (i) Section 1.7 (Indemnification; D&O Insurance); and (j) Section 2.1.5 (Protected Activity Not Prohibited).

3.13 Vacation. The Employee shall be entitled to accrue paid vacation at a rate of three (3) weeks per year, increasing to four (4) weeks per year after five (5) years of employment. Vacation shall accrue and be taken in accordance with the Company’s vacation policy, including any limitation on carryover. Except as otherwise required by applicable law, accrued but unused vacation shall not be paid out upon termination of employment.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and Employee has signed this Agreement, effective as of the date first above written.

Sadot Group Inc.

By: /s/Haggai Ravid

Name: Chagay (Haggai) Ravid

Title: CEO

EMPLOYEE

/s/Michael Murray

MICHAEL D. MURRAY

Address: __________________________

__________________________________